Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-249065, 333-254142, 333-264772, 333-271812, 333-279188 and 333-289368) on Form S-8 and (Nos. 333-266289 and 333-289391) on Form S-3 of our report dated February 24, 2026, with respect to the consolidated financial statements of Corsair Gaming, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Santa Clara, California

February 24, 2026